EXHIBIT 23

INDEPENDENT REGISTRATED PUBLIC ACCOUNTING FIRM CONSENT

To the Board of Directors and

Stockholders of Spire Corporation:

We hereby consent to the incorporation by reference in the Company’s previously filed Registration Statement on Form S-8 (File No. 333-22223) of our report dated March 24, 2005 relating to the consolidated financial statements of Spire Corporation and subsidiaries, which appears in this Form 10-KSB.

/s/ VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts

March 24, 2005